Exhibit 24.1

POWER OF ATTORNEY

Longeveron Inc. Form S-1 Resale Registration Statement

By execution below, the undersigned director of Longeveron Inc. (Company), hereby constitutes and appoints Geoff Green and James Clavijo, and each of them singly (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for the undersigned and in the undersigned’s name, place and stead, and in any and all capacities, to sign the certain registration statement on Form S-1, registering for resale up to 2,385,348 shares of Class A common stock, par value $0.001 per share, issued to or which may upon the exercise of warrants be issued to, certain accredited investors who purchase such shares and warrants as part of the December 3, 2021 Company private placement, and any and all amendments (including post-effective amendments) thereto (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:	December 10, 2021	By:	/s/ Joshua Hare

Date:	December 10, 2021	By:	/s/ Ursula Ungaro

Date:	December 10, 2021	By:	/s/ Neil Hare

Date:	December 10, 2021	By:	/s/ Rock Soffer

Date:	December 10, 2021	By:	/s/ Erin Borger

Date:	December 13, 2021	By:	/s/ Cathy Ross

Date:	December 13, 2021	By:	/s/ Don Soffer

Date:	December 13, 2021	By:	/s/ Douglas Losordo